Exhibit 32.1

DUTCH GOLD RESOURCES, INC.;

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of Dutch Gold Resources, Inc.. (the "Company") for the fiscal year ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"),

(1)   The Company’s Annual Report on Form 10–KSB for the year ended June 30, 2005, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on December 14, 2007.

/s/Daniel W. Hollis
Daniel W. Hollis
Chief Executive and Financial
Officer
Dutch Gold Resources, Inc.